Flagstar Bank has Acquired Select Assets and Assumed Select Liabilities of Signature Bridge Bank from the FDIC March 20, 2023 Exhibit 99.2

Acquired Select Assets and Assumed Certain Liabilities of Signature Bridge Bank from the FDIC Assets Cash 25,044 Investment Securities - Total Cash & Securities 25,044 Gross Loans HFI 12,870 Loan Loss Reserves - Total Net Loans 12,870 Goodwill & Intangibles - Other Assets 510 Total Assets 38,423 Liabilities & Equity Deposits 33,989 Borrowings - Other Liabilities 1,710 Total Liabilities 35,698 Equity 2,725 Total Liabilities and Equity 38,423 NYCB acquired a highly liquid, mostly cash balance sheet with a $2.725Bn excess asset position at no deposit premium Acquired Balance Sheet ($MM) NYCB may act as servicer for the CRE, multi-family, and fund finance loans left behind (subject to finalization of terms, including fees) FDIC to receive equity appreciation instruments from NYCB valued up to $300MM (payable in stock) Not acquiring remaining loan portfolios (includes fund banking, CRE, or multifamily), QFCs or the credit card business Not acquiring crypto related deposits and Signet All regulatory approvals have been received and the transaction has closed Acquired branches now operating as Flagstar Bank Key Transaction Details $34Bn of deposits acquired Represents all deposits other than deposits related to crypto currencies Meaningful noninterest bearing deposits assumed $13Bn pool of loans acquired Traditional C&I, Signature Financial, Healthcare Banking, Mortgage Warehouse and SBA $25Bn of total cash received from the FDIC NYCB to use excess liquidity to pay down a substantial amount of wholesale borrowings, leaving the balance sheet with a strong liquidity position Acquiring all branches and retaining employees related to acquired businesses

Enhances NYCB Commercial Lending Platform by Adding New Verticals Adds Traditional C&I, Signature Financial, Healthcare Banking and SBA Experienced relationship managers will be additive to NYCB platform Continues build-out of commercial banking platforms Strategic Rationale Significantly Strengthens NYCB’s Deposit Base and Funding Profile Deposits increase from $59Bn to $93Bn; significant amount of noninterest bearing deposits Adds branches in NY, CA, CT, NC and NV Receives $25Bn of cash from FDIC to pay down wholesale borrowings Lowers loan to deposit ratio from 118% to 88% Adds a Significant Number of Highly Productive Private Client Banking Teams Adds teams in New York and California Teams are significant deposit generators with future opportunities to offer more commercial / retail client solutions Provides opportunity to jump start NYCB’s wealth strategy Represents a Financially Attractive Transaction Indicative EPS accretion: +20% (1) Indicative TBVPS accretion: +15% (1) TBV Earn-back: Immediately accretive Opportunistic Transaction that Underscores NYCB’s Strong Financial & Capital Position Approximately capital neutral to key capital ratios Transaction is self-capitalizing due to asset discount structure Based on NYCB information as of 12/31/2022 and Signature as of 3/17/2023 as provided by the FDIC.

Significantly Strengthens Flagstar’s National Reach with Locations in Attractive Commercial Banking Markets FL AZ CA NY MI OH IN WI NC Acquired Locations 29 New York 7 California NYCB Branches (395) Acquired Branches (40) Transaction adds a meaningful number of highly productive commercially focused locations with significant deposits per branch 2 North Carolina 1 Connecticut 435 Pro Forma Branches 1 Nevada NV NJ

Significantly Strengthens Deposit Base and Lowers the Loan / Deposit Ratio Deposits: $58.7Bn Cost of Deposits: 1.65% Loans / Deposits: 118% Pro Forma Deposits: $34.0Bn Cost of Deposits: 2.09% Loans / Deposits: 38% Deposits: $92.7Bn Cost of Deposits: 1.81% Loans / Deposits: 88% Acquisition of All Deposits (Except for Crypto) (2) Based on NYCB information as of 12/31/2022. Based on Signature information as of 3/17/2023 as provided by the FDIC. (1) Decrease of 30%-Points

Lending Platforms Acquired Provide Further Opportunities to Diversify Loan Mix

	Lending Platforms	What We Received	Description	Loan Balance ($Bn)
1	Traditional C&I	Traditional C&I Assets	Sits within the private bank. Lines of credit to accounting, law firms, entertainment companies, manufacturers and retailers. Size of client $25-$500MM in revenue. New York loan balances over $2Bn, California ~$0.6Bn. Floating rate book	$3.7
2	Signature Financial	Signature Financial Assets	Provides specialty equipment finance and leasing as well as transportation, municipal, franchise, vendor and marine finance. Both indirect and direct ($4.8Bn direct, $1.8Bn indirect)	6.6
3	Healthcare	Healthcare Assets	Focused on companies providing a range of healthcare services, as well as senior housing owners and operators, hospitals, large physician practices, ambulatory surgery centers, drug and rehabilitations facilities, skilled nursing homes, etc. (all real estate)	1.0
4	SBA	SBA Assets	Offers 504 and 7(a) small business loans nationwide and was onboarded in 2020 (excludes West Coast loans). New business for Signature; team from Bank of The West	0.1
5	Mortgage Warehouse	Mortgage Warehouse Assets	Delivers customized cash management services & products to residential & commercial mortgage servicers & originators, private equity firms, hedge funds, REITS, asset managers, etc. Still has over $1Bn of deposits. Includes MSR financing business	1.5
6	*Fund Banking*	*Not Acquired Potential to service loans for a fee*	*Provides financing and banking services to the private equity industry nationwide. This team is focused on providing capital call lending to large funds and their limited partners*	*29.1*
7	*Multifamily*	*Not Acquired Potential to service loans for a fee*	*Focuses on commercial real estate lending, including the financing of multi-family residential, office and retail properties*	*20.5* (1)
8	*CRE*	*Not Acquired Potential to service loans for a fee*	*New York and West Coast CRE*	*13.9*
9	*Venture Banking*	*Not Acquired Potential to service loans for a fee*	*Supports VC backed technology and life sciences companies and their investors by providing debt and deposit solutions to fuel growth and innovation. Serves key markets including Austin, Atlanta, the Bay Area, Chicago, Denver, Durham, Los Angeles, New York, and DC*	*0.6*
	Total			**$77.0**

Source: Company materials.
Note: Loan balances as of 3/17/2023.
(1) As of 3/10/2023. Assumes multi-family concentration as of 3/10/2023 applied to total balance sheet as of 3/15/2023.

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Adds Incremental Commercial Lending Verticals Loans: $69.0Bn Pro Forma Loans: $12.9Bn Loans: $81.9Bn Acquired Traditional C&I, Signature Financial, Healthcare, Mortgage Warehouse and SBA Based on NYCB information as of 12/31/2022. Based on Signature information as of 3/17/2023 as provided by the FDIC. (1) (2)

Integration Plan Office location network will be integrated into Flagstar’s banking network Convert Signature locations to Flagstar’s platform; process identical to prior conversions Combine Flagstar’s and Signature’s industry-leading sales and service culture Optimize staffing in the offices NYCB will leverage Signature’s network for additional growth opportunities Opportunity to leverage both organizations’ product offerings into the combined larger customer base Significant efforts currently underway to bring back Signature’s traditional, commercial, low risk clients and deposits Designing for seamless transition NYCB immediately began overseeing all Signature operations including product pricing, underwriting and risk management functions Depositors in all Signature offices have access to their funds

Key Takeaways Significantly Strengthens NYCB’s Deposit Base and Funding Profile Enhances NYCB Commercial Lending Platform by Adding New Verticals Adds a Significant Number of Highly Productive Private Client Banking Teams Represents a Financially Attractive Transaction Opportunistic Transaction that Underscores NYCB’s Strong Financial & Capital Position

Cautionary Statements Regarding Forward-Looking Information This investor presentation may include forward‐looking statements by New York Community Bancorp, Inc. (the “Company”) and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our ongoing strategic relationship with Figure Technologies, Inc. and the Acquisition.   Forward‐looking statements are typically identified by such words as “will,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.   Our forward‐looking statements are subject to the following principal risks and uncertainties: the effect of the COVID-19 pandemic, including the length of time that the pandemic continues, the potential imposition of future shelter in place orders or additional restrictions on travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations, the remedial actions and stimulus measures adopted by federal, state, and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non‐financial institutions; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, our ongoing restructuring of our mortgage business, our ongoing strategic relationship with Figure Technologies, Inc., and the Acquisition; the outcome of any legal proceedings that may be instituted against the Company or any other party to the Flagstar or Figure Technologies, Inc. transactions; the possibility that the anticipated benefits of the transactions, including the Acquisition, will not be realized when expected or at all; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; revenues following the transactions may be lower than expected, and the occurrence of any event, change or other circumstances that could give rise to the right of any of the parties to the Figure Technologies, Inc. strategic relationship to terminate the agreements governing such relationship; and there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).   More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10‐K for the year ended December 31, 2022 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.